Exhibit 99.1

NEWS RELEASE

Contact:
Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com	The Bon-Ton Stores, Inc. Mary Kerr Vice President, Investor and Public Relations mkerr@bonton.com 717-751-3071

ALLIANCE DATA TO ACQUIRE $475 MILLION PRIVATE LABEL CREDIT CARD PORTFOLIO OF THE BON-TON STORES, INC.

Alliance Data To Also Provide Multichannel Marketing-Driven Private Label Credit Card Program and Related Services for Bon-Ton Department Stores

DALLAS – June 19, 2012 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Retail Services business has agreed to acquire the private label credit card portfolio of The Bon-Ton Stores, Inc. (NASDAQ: BONT). As previously announced, Alliance Data will also manage the retailer’s private label credit card program. The Bon-Ton Stores, Inc. operates 272 stores in 23 states across the Northeast, Midwest, and upper Great Plains, under the nameplates of: Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s, Younkers, and Parisian (in the Detroit area). A broad assortment of national- and private-brand fashion apparel and accessories, cosmetics and home furnishings are offered through Bon-Ton’s stores and website, including its mobile-optimized e-commerce site. With corporate headquarters in York, PA, and Milwaukee, WI, The Bon-Ton Stores, Inc. was founded in 1898 and posted revenues of $2.95 billion in 2011.

“Alliance Data’s retail heritage and proven credit and marketing tools were key factors in our partnership decision,” said Brendan Hoffman, president and chief executive officer of The Bon-Ton Stores, Inc. “Working with Alliance Data, we’re confident we can deliver additional value to our customers through our credit program. We look forward to collaborating with Alliance Data to help shape this program into an even greater driver of growth for our business.”

Under terms of the agreement, Alliance Data will purchase The Bon-Ton Stores’ existing file of private label credit card accounts, acquiring a portfolio of approximately $475 million. Details of the purchase price were not disclosed, other than to note it is consistent with industry norms. The acquired file carries only a modest level of delinquencies and, as such, Alliance Data believes that its performance will be consistent with traditional expectations. All new private label accounts for The Bon-Ton Stores will be consistent with Alliance Data’s traditional credit quality standards. The transaction is scheduled to close in the third calendar quarter of 2012, subject to customary closing conditions. Alliance Data does not expect the acquisition of the portfolio to provide any accretion to earnings per share in 2012 due to the timing of the expected closing, coupled with fair value accounting treatment of the acquired portfolio.

Alliance Data will deliver a marketing-driven private label credit card program that recognizes and rewards Bon-Ton cardholders with incentives and offers to drive brand loyalty and repeat purchases. Multichannel program services will leverage mobile and web-based solutions, extending the reach of the Bon Ton credit card program to create greater opportunities for cardholders to interact with their favorite brands.

“We are excited to begin our partnership with The Bon-Ton Stores, a well-established regional department store chain with a history of success,” said Melisa Miller, president of Alliance Data Retail Services. “Together we will advance their current program, driving higher levels of loyalty among Bon Ton customers by expanding their marketing across new channels. We are privileged to be a collaborative partner to The Bon Ton Stores, and look forward to helping them meet their sales and growth goals.”

Know More. Sell More.® is Alliance Data’s commitment to help its clients better understand their customers to drive sales. Leveraging deep-rooted retail expertise, card usage data, advanced analytics and market research, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to increase sales, brand affinity, and customer engagement and loyalty for its clients. Alliance Data Retail Services clients include many of North America’s best-known retail brands.

About The Bon-Ton Stores
The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania, and Milwaukee, Wisconsin, operates 272 department stores, including 11 furniture galleries, in 23 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner's, Boston Store, Carson Pirie Scott, Elder-Beerman, Herberger's and Younkers nameplates and, in the Detroit area, under the Parisian nameplate. The department stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. For further information, please visit the investor relations section of the Company's website at http://investors.bonton.com.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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